SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): April 23, 2015
FIDELITY SOUTHERN CORPORATION
(Exact name of registrant as specified in its charter)

Georgia	No. 001-34981	No. 58-1416811
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
3490 Piedmont Road, Suite 1550
Atlanta, Georgia 30305
(Address of principal executive offices)
Registrant’s telephone number, including area code:
(404) 639-6500
Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.
Fidelity Southern Corporation ("Fidelity") held its annual meeting of shareholders on April 23, 2015. There were three matters submitted to a vote of security holders at Fidelity’s annual meeting.
There were 21,381,332 shares of Common Stock of Fidelity eligible to be voted at the Annual Meeting and 20,282,807 shares were represented at the meeting by the holders thereof, which constituted a quorum. The first proposal was the election of nine directors to serve until the next annual meeting of shareholders or until their successors are elected and qualified. The shareholders approved each of the nine nominees. The number of votes for the election of the directors was as follows:

Director	Votes Cast For	Votes Cast Against	Abstentions	Broker Non Votes
James B. Miller, Jr.	17,519,807	744,055	753,107	1,265,838
David R. Bockel	17,577,482	1,432,012	7,475	1,265,838
Wm. Millard Choate	17,470,076	1,332,490	214,403	1,265,838
Donald A. Harp, Jr.	18,522,452	486,219	8,298	1,265,838
Kevin S. King	18,508,103	501,170	7,696	1,265,838
William C. Lankford, Jr.	18,819,149	190,223	7,597	1,265,838
H. Palmer Proctor, Jr.	18,685,588	324,252	7,129	1,265,838
W. Clyde Shepherd III	18,797,505	212,356	7,108	1,265,838
Rankin M. Smith, Jr.	18,282,698	726,994	7,277	1,265,838
The second proposal was for the ratification of appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015. The shareholders ratified the appointment of Ernst & Young LLP. The number of votes for the ratification of Ernst & Young LLP was as follows:

Votes Cast For	Votes Cast Against	Abstentions	Broker Non Votes
20,221,242	45,511	16,054	—
The third proposal was a non-binding advisory vote on the compensation of its “Named Executive Officers” as described in the proxy statement. This proposal gave Fidelity’s shareholders the opportunity to endorse or not endorse executive compensation and policies. The shareholders approved this proposal. The number of votes for the proposal endorsing the compensation was as follows:

Votes Cast For	Votes Cast Against	Abstentions	Broker Non Votes
12,372,000	5,971,928	673,041	1,265,838

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

/s/ Stephen H. Brolly
Stephen H. Brolly
Chief Financial Officer
April 29, 2015